Exhibit 5.1

29 July 2020

IBEX Limited
Crawford House
50 Cedar Avenue
Hamilton HM11
Bermuda

Dear Sirs,

IBEX Limited and The Resource Group International Limited

We have acted as special legal counsel in Bermuda to IBEX Limited (the “Company”) and The Resource Group International Limited (“TRG”) in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 July 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to 5,476,190 of the Company’s common shares, par value US$0.000111650536 each (“Common Shares”), at a price of between $20 and $22 per Common Share.

3,571,429 of the Common Shares are being offered by the Company to the public by way of an initial public offering (“IPO”), together with the sale by the Company’s majority shareholder, TRG, of an aggregate of 1,190,476 Common Shares and an additional 714,825 Common Shares which are being offered for sale by TRG pursuant to a 30-day option granted to the underwriters, Citigroup Global Markets Inc., RBC Capital Markets LLC, Robert W. Baird & Co. Incorporated, SunTrust Robinson Humphrey, Inc. and Piper Sandler & Co.

Documents Reviewed

1.	For the purpose of giving this opinion, we have reviewed the following documents:

1.1          the Registration Statement;

1.2	the following constitutional documents (together the “Constitutional Documents”):

(a)
the certificate of incorporation of the Company dated 28 February 2017, certificate of incorporation of change of name dated 9 October 2017 (effective 15 September 2017) and certificate of incorporation of change of name dated 8 October 2019 (effective 11 September 2020);

(b)	the memorandum of association of the Company dated 28 February 2017;

(c)
the amended and restated bye-laws of the Company adopted on 21 December 2018 and certificates of designation in respect of Series A Convertible Preferred Shares, Series B Convertible Preferred Shares and Series C Convertible Preferred Shares each dated 21 December 2018;

(d)	the amended and restated bye-laws of the Company to be adopted on the date the IPO becomes effective and which are attached as an exhibit to the Registration Statement (the “IPO Bye-laws”);

(e)	a shareholders’ agreement made between the Company and TRG dated 15 September 2017;

(f)	the register of members of the Company;

(g)	the certificate of incorporation of TRG (under the name Evergreen Venture Ltd.) dated 30 April 2015 and the certificate of merger of TRG and Evergreen Ventures Ltd. dated 29 April 2016;

(h)	the memorandum of association of TRG (under the name Evergreen Ventures Ltd.) dated 27 April 2015;

(i)
the bye-laws of TRG dated 7 June 2016 and certificates of designation in respect of Series A Convertible Preferred Shares and Series B Convertible Preferred Shares dated 29 April 2016 and certificate of designation in respect of Senior Preferred Shares dated 7 June 2016 2018;

1.4	the following resolutions (together the “Resolutions”):

(a)	a copy of the minutes of a meeting of the board of directors of the Company held on 21 July 2020 relating to the approval of the IPO and matters connected therewith;

(b)	a copy of a written resolution of the directors of the Company dated 23 July 2020 approving the IPO Bye-laws and certain other matters connected to the IPO;

(c)	a copy of a written resolution of the members of the Company dated 23 July 2020 approving the IPO Bye-laws; and

(d)	a copy of the written consent of TRG dated 10 July 2020.

1.5	certificates of compliance in respect of the Company and TRG issued by the Registrar of Companies dated 27 July 2020; and

1.6	such other documents as we have deemed necessary in order to render the opinions given below.

Assumptions

2.          We have assumed for the purposes of this opinion:

2.1	the genuineness and authenticity of all signatures on all documents which we have examined;

2.2
the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents produced to us as copies of such documents and the conformity to authentic original documents of all documents and other documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

2.3
that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.4	the accuracy and completeness of all factual representations contained in the Registration Statement and other documents reviewed by us;

2.5	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.7
that the resolutions set forth in the Resolutions are in full force and effect, have not been rescinded and that there is no matter affecting the authority of the directors to effect the transactions approved therein, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

2.8	that upon any issue of the Common Shares the Company will receive consideration of the full issue price of such Common Shares equal at least to the par value of such Common Shares;

2.9
that at the time of issue of the Common Shares, the Common Shares are and will continue to be listed on NASDAQ or on another appointed stock exchange (as defined in section 2(1) of the Companies Act 1981 (as amended)), meaning that the Company has received general permission under the Exchange Control Act 1972 (and the regulations made thereunder) from the BMA for  the issue and subsequent free transferability of the Common Shares, up to the amount of the Company’s  authorised capital from time to time; and

2.10
the capacity, power and authority of all parties other than the Company and TRG to enter into and perform their obligations under any and all documents entered into by such parties in connection with offering and sale of the Common Shares as described in the Registration Statement.

Opinions

3.	Based upon and subject to the foregoing, and further subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

3.1
The Company is an exempted company duly incorporated with limited liability and is validly existing in good standing under the laws of Bermuda (meaning that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.2
TRG is an exempted company duly incorporated with limited liability and is validly existing in good standing under the laws of Bermuda (meaning that TRG has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.3
When the Common Shares are issued and sold by the Company as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue and sale of such shares).

3.4
Upon consummation of the IPO, the Common Shares to be sold by TRG will have been validly issued and will be fully paid and nonassessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue and sale of such shares).

Reservations

4.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

ASW Law Limited